Exhibit No. 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements Nos. 333-37897, 333-03575, 33-64642, 33-49590, 33-46500, 33-43756, 33-42965, 333-58625, 33-40282, 33-41294, 33-35862, 33-32447 and 33-14714.

/s/ Arthur Andersen LLP
Dallas, Texas
February 26, 2002